Exhibit 4.1
LASALLE BANK NATIONAL ASSOCIATION,
TRANSFER AGENT
AND REGISTRAR
(Chicago, Illinois)
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS, DATED ___, 2006 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM LASALLE BANK NATIONAL ASSOCIATION AS SUBSCRIPTION AGENT.
LIME ENERGY CO.
(formerly known as Electric City Corp.)
Incorporated under the laws of the State of Delaware
SUBSCRIPTION CERTIFICATE
Evidencing Non-Transferable Rights to Purchase Shares of Common Stock
Subscription Price: $1.00 per Share
VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)
REGISTERED OWNER: [Name, Address & Number of Rights]
SPECIMEN

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of common stock, $.0001 par value per share, of Lime Energy Co., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The non-transferable Rights (as defined in the Prospectus) represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

Dated:

Chief Executive Officer	Chief Financial Officer, Treasurer & Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

By Mail or by Overnight Courier:	By Hand:

LaSalle Bank National Association	LaSalle Bank National Association
135 S. LaSalle Street, Suite 1811	135 S. LaSalle Street, Suite 1811
Chicago, Illinois 60603	Chicago, Illinois 60603
Telephone: (800) 246-5761, Menu Option 2	Telephone: (312) 904-5091
Facsimile: (312) 904-2079	Facsimile: (312) 904-2079
Attention: Corporate Trust	Attention: Joseph Pellicore
Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1	SECTION 2
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:	SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

BASIC SUBSCRIPTION PRIVILEGE: I apply for shares at $1.00 each = $ (no. of new shares) (subscription price) (amount enclosed)	(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

OVER-SUBSCRIPTION PRIVILEGE:	ISSUE COMMON STOCK TO:

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION PRIVILEGE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE:	(Please Print Name)

I apply for shares at $1.00 each = $
(no. of new shares) (subscription price) (amount enclosed)

Total Amount of Check Enclosed = $	(Print Full Address)

Checks or bank drafts drawn on a U.S. bank, or postal telegraphic or express money orders should be made payable to LaSalle Bank National Association, as Subscription Agent.	(Social Security # or Tax ID #)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Lime Energy Co. may exercise its legal remedies against me.
(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.	(Print Full Address)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.
(Social Security # or Tax ID #
GUARANTEE OF SIGNATURE(S)

Name(s):	YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Capacity (Full Title):
Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.
Taxpayer ID # or
Social Security #:

Signature:

(Signature of Officer)

By:

(Name of Bank or Firm)
FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO “ LASALLE BANK NATIONAL ASSOCIATION, AS SUBSCRIPTION AGENT.”
STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.
FOR INSTRUCTIONS ON THE USE OF LIME ENERGY CO. SUBSCRIPTION CERTIFICATES, CONSULT JOSEPH PELLICORE OF LASALLE BANK NATIONAL ASSOCIATION, (312) 904– 5091, OR YOUR BANK OR BROKER WITH QUESTIONS.